2Q-960 DC-OT/Certificate of Designation

10342780002

MULTIBAND CORPORATION

CERTIFICATE OF DESIGNATION
OF THE
RELATIVE RIGHTS, RESTRICTIONS AND PREFERENCES
OF
10% CLASS G CONVERTIBLE PREFERRED STOCK

Pursuant to Section 302A.401 of the Minnesota Business Corporations Act

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The undersigned, as the Chief Executive Officer of Multiband Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that on the 23rd day of August, 2004, the following resolutions were adopted by the Board of Directors of the Corporation for the purpose of designating a portion of the Corporation's authorized but unissued capital stock as Preferred Stock and establishing a seventh class of Preferred Stock designated as "10% Class G Convertible Preferred Stock":

"**RESOLVED**, that pursuant to authority granted to and vested in the Board of Directors by the laws of the State of Minnesota and the Corporation's Articles of Incorporation, as amended and restated, the Board of Directors hereby establishes the following classes of capital stock:

A. Five Hundred Thousand (500,000) shares of the Corporation's authorized but unissued capital stock shall be Preferred Stock, with no par value per share, designated as "10% Class G Convertible Preferred Stock";

B. The remaining balance of the Corporation's authorized but unissued capital stock shall be undesignated as to class or series.

FURTHER RESOLVED, that the 10% Class G Convertible Preferred Stock shall have the relative rights, restrictions and preferences set forth in Appendix A attached hereto."

IN WITNESS WHEREOF, I have hereunder subscribed my name this 3rd day of September, 2004.

James L. Mandel
Chief Executive Officer

Appendix A

MULTIBAND CORPORATION

10% CLASS G CONVERTIBLE PREFERRED STOCK

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is One Hundred Million (100,000,000). The shares of capital stock of the Corporation shall include a class of Preferred Stock consisting of Two Hundred Seventy-Five Thousand (275,000) shares, which shall be designated 8% Class A Cumulative Convertible Preferred Stock with no par value per share ("Class A Preferred"), a second class of Preferred Stock consisting of Sixty Thousand (60,000) shares, which shall be designated 10% Class B Cumulative Convertible Preferred Stock with no par value per share ("Class B Preferred"), a third class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 10% Class Cumulative Convertible Preferred Stock with no par value per share ("Class C Preferred"), a fourth class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 14% Class D Cumulative Convertible Preferred Stock, a fifth class of Preferred Stock consisting of four hundred thousand (400,000) shares, which shall be designated 15% Class E Convertible Preferred Stock with no par value per share ("Class E Preferred"), a sixth class of Preferred Stock, consisting of five hundred thousand (500,000) shares, which shall be designated 10% Class F Convertible Preferred Stock ("Class F Preferred") and a seventh class of Preferred Stock, consisting of five hundred thousand (500,000) shares, which shall be designated 10% Class G Convertible Preferred Stock. The balance of the Corporation's authorized but unissued capital stock shall be undesignated capital stock. The rights, preferences, privileges, restrictions and other matters relating to the Class G Preferred Stock is as follows:

1. <u>Dividends</u>. Holders of the Class G Preferred shall be entitled to receive dividends at the rate set forth below in paragraph 1A. For purposes of calculating the dividends payable on the Class G Preferred, each share of Class G Preferred shall be valued at $10.00 per share approximately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class G Preferred (such per share price, as it may be adjusted, for the Class G Preferred is referred to herein as the "Dividend Price"). All dividends payable pursuant to this Section 1 shall be referred to as "Preferred Dividends."

A. <u>Class G Preferred.</u> The holders of shares of Class G Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment thereof, Cumulative Cash Dividends on the Class G Preferred at the per annum rate, computed on the basis of actual days over a 365-day year, of ten percent (10%) per annum. Such dividends shall be payable upon declaration quarterly on January 1, April 1, July 1 and October 1 of each year, commencing for any share of Class G Preferred on the first of such dates to occur after that share is issued.

B. <u>Accrual; Payment.</u> The Preferred Dividends on the Class G Preferred shall accrue cumulatively on a daily basis from and as of the date of original issuance of the Class G Preferred until such time as the Class G Preferred are redeemed or converted, whether or not declared and whether or not any funds of the Corporation are legally available for the payment of dividends. Preferred Dividends shall be payable to

holders of record of the Class G Preferred as they appear on the books of the Corporation on the record date determined by the Board of Directors. Preferred Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the Class G Preferred.

2. Dividend Priorities. Except for any other common stock warrant dividend, no dividend payments shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period, and no other shares of the Corporation, whether common or preferred, shall be redeemed or purchased by the Corporation, unless all Preferred Dividends have been paid or contemporaneously are declared and paid on the Class G Preferred for such period. Except as provided in Section1 above, holders of the Class G Preferred shall not be entitled to any dividends in excess of the full Preferred Dividends for any period. No interest, or sum of money in lieu of interest, shall be payable in respect of any Preferred Dividend payments or payment which may be in arrears. The Board of Directors, in its discretion, may declare and pay dividends on the common stock or capital stock of the Corporation, provided that all accumulated Preferred Dividends on the Class D Preferred for the current and all previous dividend periods have been paid in full. In the event that, for a given year, the dividends declared on the common stock of the Corporation exceed, on a per share basis, the year to date per share Preferred Dividends accrued, declared and paid on the Class G Preferred, the Class G Preferred shall participate in and shall receive a pro rate share of the excess amount. Such allocation shall be adjusted as appropriate to account for any change in the capitalization of the Corporation occurring after the date hereof, whether resulting from a recapitalization, stock dividend, stock split, reverse stock split or otherwise.

3. Liquidation Preferences.

A. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class G Preferred shall be entitled, after payment or provision for all debts and liabilities of the Corporation and before any distribution or payment is made upon any other shares of capital stock of the Corporation, to be paid an amount per share equal to the sum of (i) $10.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class G Preferred (such per share price, as adjusted, for the Class G Preferred is referred to herein as the "Preferred Price") plus (ii) accrued and unpaid Preferred Dividends due under Section 1 above. (Such total sum of the amounts payable referred to in clauses (i) and (ii) being sometimes referred to herein as the "Preferential Amount".) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class G Preferred shall be insufficient to permit payment to the holders of Class G Preferred of the amount distributable as aforesaid, then all of the assets of the Corporation remaining to be so distributed ratably (a) first among the holders of the shares of Class G Preferred so that the same percentage of the Preferred Price for each share of Class G Preferred is paid with respect to each such share, until the full amount of the Preferred Price has been paid; and (b) then among the holders of the shares of Class G Preferred so that the same percentage of the Preferred Dividends for each share of Class G Preferred is paid with respect to each such share, until the full amount of the Preferred Dividends has been paid.

B. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class G Preferred shall have been fully paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed pro rate to the holders of shares of common stock of the Corporation; provided that in the event that, upon liquidation and dissolution of the Corporation, the amounts distributed to the holders of the shares of common stock of the Corporation exceed, on a per share basis, the amount of the Preferential Amount, the holders of the Class G Preferred shall participate in and shall receive a pro rate share of the excess.

C. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferential Amount and the place where said Preferential Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) business days prior to the payment date stated therein, to the holders of record of Class G Preferred, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section

4. Voting Rights. The Class G Preferred are non-voting, except as may otherwise be required by law.

5. Conversions. The holders of shares of Class G Preferred shall have the following conversion rights:

A. Right to Convert. Subject to the terms and conditions of this Section 5, the holder of any share of shares of Class G Preferred shall have the right, at his or her option at any time, to convert any such share or shares of Class G Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day prior to the date fixed for payment of the amount distributable on Class G Preferred into 6.66 shares fully paid and nonassessable shares of the Corporation's common stock, no par value per share (the "Common Stock"), or, in case an adjustment has taken place pursuant to the further provisions of this Section 5, then by the conversion ratio as last adjusted and in effect at the date any share of shares of Class G Preferred are surrendered for conversion (such ratio, or such ratio as last adjusted, being referred to as the "Conversion Ratio"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Class G Preferred into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class G Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share of shares of Class G Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share of shares of Class G Preferred. The extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Ratio shall be determined as of the close of business on the date on which such written notice shall been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share of shares of Class G Preferred shall cease, and the person or persons in whose name or names any certificate for shares of Common Stock shall be deemed to have become the holder and holders of record of the shares represented thereby.

C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Class G Preferred into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in Common Stock in an amount equal to dividends declared pursuant to Section 1 above and unpaid on the shares of Class G Preferred surrendered for conversion to the date upon which such

conversion is deemed to take place as provided in paragraph 5B. In case the number of shares of Class G Preferred represented by this certificate or certificates surrendered pursuant to Paragraph 5A exceeds the number of shares converted the Corporation shall, upon the conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate of certificates for the number of shares of Class G Preferred represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering Class G Preferred for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation but in any event not less than sixty cents per fractional share subject to paragraph 5d herein.

D. Stock Dividends; Subdivision or Combination of Common Stock. In case the Corporation shall, after the date on which the Class G Preferred are first issued by the Corporation (the "Original Issue Date"), at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected after the Original Issue Date in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class G Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share of shares of Class G Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding share of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of such holder to that end that the provisions (including, without limitation, provisions for adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

F. Notice of Adjustment. Upon any adjustment of the Conversion Ratio, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Class G Preferred at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

G. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rate to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall by any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Class G Preferred at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

This paragraph G shall not apply to any other Common Stock warrant dividend issued by the Company.

H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Class G Preferred as herein provided, such number of shares of Common Stock as shall then be issuable for the 10% Common Stock warrant dividend and upon the conversion of all outstanding shares of Class G Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall by duly and validly issued and fully paid and non assessable and free from all transfer taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, of if any requirement of any national securities exchange upon which the Common Stock may be listed.

I. No Reissuance of Class G. Shares of Class G Preferred which are converted into shares of Common Stock as provided herein shall not be reissued.

J. Issue Tax. The issuance of certificates of shares of Common Stock upon conversion of Class G Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Class G Preferred which is being converted.

K. Closing of Books. Except as required by an underwriter in connection with a public offering, the Corporation will at no time close its transfer books against the transfer of any Class G Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class G Preferred in any manner which interferes with the timely conversion of such Class G Preferred except as may otherwise be required to comply with applicable securities laws.

6. Redemption. The Corporation shall have the right to redeem the outstanding shares of Class G Preferred, in whole or part, at a redemption price of $10.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class G Preferred) plus any earned and unpaid Preferred Dividends, on not less than ten (10) calendar days' notice ("Corporate Notice") to the holders of the Class G Preferred. The Corporation shall be entitled to redeem the Class G Preferred as provided in this Paragraph 6 only if the closing price of the Common Stock equals or exceeds $3.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits and other subdivisions and combinations of Common Stock) for any ten (10) consecutive trading days prior to the date of the Corporate Notice. Upon receipt of the Corporate Notice, the holders of the Class G Preferred to be redeemed will be required to convert each share of Class G Preferred into 6.66 shares of Common Stock (subject to adjustment as set forth in Section 5 above) until the close of business on the date fixed for redemption, unless extended by the Corporation in its sole discretion. Each holder of shares of Class G Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Corporate Notice, and thereupon the applicable redemption price paid in the form of Common Stock for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. Holders of Class G Preferred shall not have the right to require the Corporation to redeem their shares of Class G Preferred. However holders of Class G Preferred shall have the right at any time to convert their preferred shares to common shares pursuant to the terms and conditions described herein.

For the purposes of this paragraph the term redemption shall be defined as a mandatory conversion. Upon an event of either voluntary or mandatory conversion, no further dividends on Class G Preferred Stock shall be earned by or paid to Holders of Class G Preferred by the Company.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED

SEP 10 2004

CRK

Mary Kiffmeyer
Secretary of State

2Q - 960 DC - 07 / Cert of Designation

10505370002

MULTIBAND CORPORATION

AMENDMENT TO CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS, RESTRICTIONS AND PREFERENCES OF 8% CLASS G CONVERTIBLE PREFERRED STOCK

Pursuant to Section 302A.401 of the Minnesota Business Corporations Act

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The undersigned, as the Chief Executive Officer of Multiband Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that on the 20th day of September, 2004, the following resolutions were adopted by the Board of Directors of the Corporation for the purpose of designating a portion of the Corporation's authorized but unissued capital stock as Preferred Stock and establishing a seventh class of Preferred Stock designated as "8% Class G Convertible Preferred Stock":

"**RESOLVED**, that pursuant to authority granted to and vested in the Board of Directors by the laws of the State of Minnesota and the Corporation's Articles of Incorporation, as amended and restated, the Board of Directors hereby establishes the following classes of capital stock:

A. Six Hundred Thousand (600,000) shares of the Corporation's authorized but unissued capital stock shall be Preferred Stock, with no par value per share, designated as "8% Class G Convertible Preferred Stock";

B. The remaining balance of the Corporation's authorized but unissued capital stock shall be undesignated as to class or series.

FURTHER RESOLVED, that the 8% Class G Convertible Preferred Stock shall have the relative rights, restrictions and preferences set forth in Appendix A attached hereto" and said rights, restrictions and preferences shall supersede those previously stated in Multiband Corporation's original Certificate of Designation with regards to its Class G Convertible Preferred Stock.

IN WITNESS WHEREOF, I have hereunder subscribed my name this 20th day of September, 2004.

James L. Mandel
Chief Executive Officer

Appendix A

MULTIBAND CORPORATION

8% CLASS G CONVERTIBLE PREFERRED STOCK

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is One Hundred Million (100,000,000). The shares of capital stock of the Corporation shall include a class of Preferred Stock consisting of Two Hundred Seventy-Five Thousand (275,000) shares, which shall be designated 8% Class A Cumulative Convertible Preferred Stock with no par value per share ("Class A Preferred"), a second class of Preferred Stock consisting of Sixty Thousand (60,000) shares, which shall be designated 10% Class B Cumulative Convertible Preferred Stock with no par value per share ("Class B Preferred"), a third class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 10% Class Cumulative Convertible Preferred Stock with no par value per share ("Class C Preferred"), a fourth class of Preferred Stock consisting of Two Hundred Fifty Thousand (250,000) shares, which shall be designated 14% Class D Cumulative Convertible Preferred Stock, a fifth class of Preferred Stock consisting of four hundred thousand (400,000) shares, which shall be designated 15% Class E Convertible Preferred Stock with no par value per share ("Class E Preferred"), a sixth class of Preferred Stock, consisting of five hundred thousand (500,000) shares, which shall be designated 10% Class F Convertible Preferred Stock ("Class F Preferred") and a seventh class of Preferred Stock, consisting of six hundred thousand (600,000) shares, which shall be designated 8% Class G Convertible Preferred Stock. The balance of the Corporation's authorized but unissued capital stock shall be undesignated capital stock. The rights, preferences, privileges, restrictions and other matters relating to the Class G Preferred Stock is as follows:

1. Dividends. Holders of the Class G Preferred shall be entitled to receive dividends at the rate set forth below in paragraph 1A. For purposes of calculating the dividends payable on the Class G Preferred, each share of Class G Preferred shall be valued at $10.00 per share approximately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class G Preferred (such per share price, as it may be adjusted, for the Class G Preferred is referred to herein as the "Dividend Price"). All dividends payable pursuant to this Section 1 shall be referred to as "Preferred Dividends."

A. Class G Preferred. The holders of shares of Class G Preferred shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment thereof, Cumulative Cash or Common Stock Dividends, at the Corporation's option, on the Class G Preferred at the per annum rate, computed on the basis of actual days over a 365-day year, of eight percent (8%) per annum. Such dividends shall be payable upon declaration quarterly on January 1, April 1, July 1 and October 1 of each year, commencing for any share of Class G Preferred on the first of such dates to occur after that share is issued.

B. Accrual; Payment. The Preferred Dividends on the Class G Preferred shall accrue cumulatively on a daily basis from and as of the date of original issuance of the Class G Preferred until such time as the Class G Preferred are redeemed or converted, whether or not declared and whether or not any funds of the Corporation are legally available

for the payment of dividends. Preferred Dividends shall be payable to holders of record of the Class G Preferred as they appear on the books of the Corporation on the record date determined by the Board of Directors. Preferred Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the Class G Preferred.

2. Dividend Priorities. Except for any common stock warrant dividend, no dividend payments shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period, and no other shares of the Corporation, whether common or preferred, shall be redeemed or purchased by the Corporation, unless all Preferred Dividends have been paid or contemporaneously are declared and paid on the Class G Preferred for such period. Except as provided in Section1 above, holders of the Class G Preferred shall not be entitled to any dividends in excess of the full Preferred Dividends for any period. No interest, or sum of money in lieu of interest, shall be payable in respect of any Preferred Dividend payments or payment which may be in arrears. The Board of Directors, in its discretion, may declare and pay dividends on the common stock or capital stock of the Corporation, provided that all accumulated Preferred Dividends on the Class D Preferred for the current and all previous dividend periods have been paid in full. In the event that, for a given year, the dividends declared on the common stock of the Corporation exceed, on a per share basis, the year to date per share Preferred Dividends accrued, declared and paid on the Class G Preferred, the Class G Preferred shall participate in and shall receive a pro rate share of the excess amount. Such allocation shall be adjusted as appropriate to account for any change in the capitalization of the Corporation occurring after the date hereof, whether resulting from a recapitalization, stock dividend, stock split, reverse stock split or otherwise.

3. Liquidation Preferences.

A. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class G Preferred shall be entitled, after payment or provision for all debts and liabilities of the Corporation and before any distribution or payment is made upon any other shares of capital stock of the Corporation, to be paid an amount per share equal to the sum of (i) $10.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits, and other subdivisions and combinations of Class G Preferred (such per share price, as adjusted, for the Class G Preferred is referred to herein as the "Preferred Price") plus (ii) accrued and unpaid Preferred Dividends due under Section 1 above. (Such total sum of the amounts payable referred to in clauses (i) and (ii) being sometimes referred to herein as the "Preferential Amount".) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class G Preferred shall be insufficient to permit payment to the holders of Class G Preferred of the amount distributable as aforesaid, then all of the assets of the Corporation remaining to be so distributed ratably (a) first among the holders of the shares of Class G Preferred so that the same percentage of the Preferred Price for each share of Class G Preferred is paid with respect to each such share, until the full amount of the Preferred Price has been paid; and (b) then among the holders of the shares of Class G Preferred so that the same percentage of the Preferred Dividends for each share of Class G Preferred is paid with respect to each such share, until the full amount of the Preferred Dividends has been paid.

B. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Class G Preferred shall have been fully paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed pro rate to the holders of shares of common stock of the Corporation; provided that in the event that, upon liquidation and dissolution of the Corporation, the amounts distributed to the holders of the shares of common stock of the Corporation exceed, on a per share basis, the amount of the Preferential Amount, the holders of the Class G Preferred shall participate in and shall receive a pro rate share of the excess.

C. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferential Amount and the place where said Preferential Amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) business days prior to the payment date stated therein, to the holders of record of Class G Preferred, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section

4. Voting Rights. The Class G Preferred are non-voting, except as may otherwise be required by law.

5. Conversions. The holders of shares of Class G Preferred shall have the following conversion rights:

A. Right to Convert. Subject to the terms and conditions of this Section 5, the holder of any share of shares of Class G Preferred shall have the right, at his or her option at any time, to convert any such share or shares of Class G Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day prior to the date fixed for payment of the amount distributable on Class G Preferred into 6.25 shares fully paid and nonassessable shares of the Corporation's common stock, no par value per share (the "Common Stock"), or, in case an adjustment has taken place pursuant to the further provisions of this Section 5, then by the conversion ratio as last adjusted and in effect at the date any share of shares of Class G Preferred are surrendered for conversion (such ratio, or such ratio as last adjusted, being referred to as the "Conversion Ratio"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Class G Preferred into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class G Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share of shares of Class G Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share of shares of Class G Preferred. The extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Ratio shall be determined as of the close of business on the date on which such written notice shall been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share of shares of Class G Preferred shall cease, and the person or persons in whose name or names any certificate for shares of Common Stock shall be deemed to have become the holder and holders of record of the shares represented thereby.

C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Class G Preferred into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in Common Stock in an amount equal to dividends declared pursuant to Section 1 above and unpaid

on the shares of Class G Preferred surrendered for conversion to the date upon which such conversion is deemed to take place as provided in paragraph 5B. In case the number of shares of Class G Preferred represented by this certificate or certificates surrendered pursuant to Paragraph 5A exceeds the number of shares converted the Corporation shall, upon the conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate of certificates for the number of shares of Class G Preferred represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering Class G Preferred for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation but in any event not less than sixty cents per fractional share subject to paragraph 5d herein.

D. Stock Dividends; Subdivision or Combination of Common Stock. In case the Corporation shall, after the date on which the Class G Preferred are first issued by the Corporation (the "Original Issue Date"), at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected after the Original Issue Date in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class G Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share of shares of Class G Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding share of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of such holder to that end that the provisions (including, without limitation, provisions for adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

F. Notice of Adjustment. Upon any adjustment of the Conversion Ratio, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Class G Preferred at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

G. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rate to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall by any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Class G Preferred at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Class G Preferred as herein provided, such number of shares of Common Stock as shall then be issuable for the warrants, dividends and upon the conversion of all outstanding shares of Class G Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall by duly and validly issued and fully paid and non assessable and free from all transfer taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, of if any requirement of any national securities exchange upon which the Common Stock may be listed.

I. No Reissuance of Class G. Shares of Class G Preferred which are converted into shares of Common Stock as provided herein shall not be reissued.

J. Issue Tax. The issuance of certificates of shares of Common Stock upon conversion of Class G Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of Class G Preferred which is being converted.

K. Closing of Books. Except as required by an underwriter in connection with a public offering, the Corporation will at no time close its transfer books against the transfer of any Class G Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class G Preferred in any manner which interferes with the timely conversion of such Class G Preferred except as may otherwise be required to comply with applicable securities laws.

6. Conversion. After 36 months from the date of initial investment, the holders of the Class G Preferred will be required to convert each share of Class G Preferred into 6.25 shares of Common Stock (subject to adjustment as set forth in Section 5 above) until the close of business on the date fixed for conversion. Each holder of shares of Class G Preferred to be

converted shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Corporate Notice, and thereupon the applicable conversion price paid in the form of Common Stock for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. Holders of Class G Preferred shall not have the right to require the Corporation to redeem their shares of Class G Preferred. However holders of Class G Preferred shall have the right at any time to convert their preferred shares to common shares pursuant to the terms and conditions described herein.

7. Warrants. *Series A Warrants:* The holders of Class G Preferred shall be issued common stock purchase Warrants (the "Series A Warrants") in an amount equal to 30% of the number of common shares underlying the Convertible Preferred based on the Fixed Conversion Price. The Series A Warrants shall be exercisable immediately and have a term of 1 year from the Effective Date. The exercise price shall be set at 110% of the Fixed Conversion Price. *Series B Warrants:* The holders of the Class G Preferred shall be issued common stock purchase Warrants (the "Series B Warrants") in an amount equal to 30% of the number of common shares underlying the Convertible Preferred based on the Fixed Conversion Price. The Series B Warrants shall have a term of five (5) years and shall have an exercise price equal to 125% of the Fixed Conversion Price.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
SEP 27 2004
Mary Kiffmeyer
Secretary of State